-  -
                                                                 EXHIBIT 10.D.80

                      AMENDED SUPPLEMENTAL RETIREMENT PLAN
                      ------------------------------------

     This is an Agreement, entered into as of the date set forth on the Summary Schedule which is attached hereto and made a part hereof, and as amended from time to time thereafter, by and between GREEN MOUNTAIN POWER CORPORATION
(hereinafter "Company") and the Executive named on the Summary Schedule (hereinafter "Executive").

     WHEREAS, the Executive has provided valuable services to the Company and the Company desires to retain the Executive's valuable services and to aid in providing retirement and death benefits to the Executive and his beneficiaries;

     WHEREAS,  the  Executive  is  a  highly  compensated  managerial  employee;

     WHEREAS, the retirement and death benefits provided herein constitute an important and integral portion of the Executive's financial and retirement planning; and

     WHEREAS, in reliance on the availability of the benefits provided Executive herein, Executive has chosen to forego obtaining benefits from other sources.

     NOW THEREFORE, the Company and the Executive in consideration of the terms and conditions set forth herein hereby mutually covenant and agree as follows:

     1. Retirement Benefit. The Company will pay the Executive commencing within thirty days of the Executive's attaining age 65, if the Executive is then employed by the Company, the amount per month set forth on the Summary Schedule guaranteed for fifteen years. If the Executive so elects before payments under this Agreement commence, the Company will pay in lieu of the payments described in the preceding sentence, the actuarial equivalent of the payments described in the preceding sentence according to the following payment options: (1) payments for the remaining life of the Executive with a minimum of fifteen years of payments; (2) payments as described in (1) except that, in addition, payments will continue for the remaining life of a surviving spouse. The actuarial calculations will be performed by an enrolled actuary. If the Executive dies after becoming entitled to payments, but before the payments guaranteed for fifteen years have been paid, the unpaid balance of the actual payments guaranteed for fifteen years will continue to be paid by the Company to the beneficiaries named in the Summary Schedule.

     2. Early Retirement Benefits. In the event the Executive's employment with the Company terminates prior to the Executive's attaining age 65 for any reason other than death of the Executive or cause (gross misconduct) and the Executive has attained the age of 50 and has been employed by the Company for at least 10 years, then within thirty days of the date of such termination, the Company will commence to pay the Executive the monthly retirement benefit set forth on the Summary Schedule for fifteen years reduced by such amount as shall be determined by the Company, provided, however, such reduction shall not be more than six percent (6%) for each full year that the early retirement date precedes the Executive's attaining age 65. The actuarial options available in Paragraph 1 shall also be available in the event of Executive's early retirement.

     3. Death Benefit. If the Executive dies after payments of monthly benefits to the Executive have commenced pursuant to Paragraphs 1 or 2 above, then the Company shall pay to the Executive's beneficiaries as an additional benefit, the sum of One Hundred Thousand Dollars ($100,000.00).

     4. Benefits on a Change in Control. Upon a termination of employment (within the meaning of a certain Letter Agreement by and between the Company and the Executive that concerns a change in control of the Company (the "Letter Agreement"), as such Letter Agreement may be modified from time to time) for any reason following a Change in Control (as defined in the Letter Agreement) except for cause (gross misconduct), the Executive shall be deemed to have satisfied all requirements for full vesting of benefits under this Agreement. The Company will pay to the Executive a single lump sum benefit in lieu of the payments otherwise due under the terms of this Plan within thirty days of the Executive's termination of employment. Said lump sum payment shall be the present value equivalence of the amount per month set forth on the Summary Schedule guaranteed for fifteen years commencing within thirty days of the Executive's termination of employment and shall not be reduced to reflect that the payment date precedes the Executive's attaining age 65. The interest rate used to calculate the present value of the amount per month set forth in the Summary Schedule shall be the "Applicable Interest Rate" as defined in the Employees' Retirement Plan of Green Mountain Power Corporation ["the Plan"] or, if the Plan shall cease to define Applicable Interest Rate, such similar interest rate as shall be used under the Plan or a similar plan to determine the present value of benefits payable in a lump sum. The timely payment of such lump sum benefit to the Executive shall be treated as compliance with the provisions of Section 11 hereof.

     5. Disability; Leave of Absence. If the Executive shall become disabled within the meaning of the long-term disability plan of the Company and prior to termination of employment with the Company, the Executive shall be considered to be continuing in employment as an executive for as long as such disability exists, but not after age sixty-five and the Executive's salary as referred to on the Summary Schedule shall be deemed to be the Executive's annual base compensation on the date of onset of the disability.

     6. Executives of Subsidiaries. For purposes of this Agreement, employment by the Company shall include employment by a wholly-owned subsidiary of the Company. The transfer of an Executive from the Company to any wholly-owned subsidiary of the Company, or from any wholly-owned subsidiary to the Company, or from one wholly-owned subsidiary to another shall not constitute a termination of such Executive's employment by the Company under this Agreement.

     7. Employment and Other Rights. This Agreement creates no rights whatsoever in the Executive to continue in the employ of the Company for any length of time, nor does it create any rights in the Executive or obligations on the part of the Company except as set forth herein.

     8. Anti-Alienability Clause. Neither the Executive nor any beneficiary shall transfer, assign, pledge, mortgage or encumber any of the benefits and payments hereunder. The benefits shall not be subject to seizure, lien, judgment, alimony, levy, garnishment, or attachment. In the event that the Executive or any beneficiary shall attempt any of the acts described in this Paragraph, then the payment of installment payments or benefits by the Company shall immediately terminate.

     9. No Effect on Other Plans. Nothing contained herein shall affect any right or privilege of the Executive with regard to other employee plans the Company has, or may have in the future.

     10. Financial Hardship. After payments under this Agreement begin, the Company may, in its sole discretion, pay the balance of the account to the Executive or any beneficiary herein, provided that the Executive or beneficiary has a demonstrable need due to financial hardship. The decision of whether financial hardship exists, or whether any payments herein shall be made, shall at all times rest solely with the Company, in its sole discretion.

     11. Reorganization of the Company. In addition to those rights granted Executive under a certain Letter Agreement dated December 6, 1998 that concerns a change in control of the Company, the Company agrees that it will not merge or consolidate with any other company, business, corporation, partnership, or organization, and that it will not permit any of its activities to be taken over unless and until the succeeding or continuing corporation expressly assumes all rights, duties, privileges and obligations herein set forth. In the event the Company fails to comply with this provision, the Executive or Executive's beneficiary, as the case may be, shall be entitled to benefits equal to one hundred twenty-five percent (125%) of those otherwise provided herein. If benefits are payable under the above-identified Letter Agreement, then the Executive shall be deemed to have satisfied all requirements for the full vesting of benefits under this Agreement on the day prior to termination of employment with the Company.

     12. Unsecured Provisions. The rights of the Executive under this Agreement, and of any beneficiary shall be solely those of an unsecured creditor of the Company. Any asset acquired by the Company in connection with any obligation herein shall not be deemed to be held in trust for the Executive or beneficiary. All such assets remain general, unpledged assets of the Company.

     13. Communications. Any notice or communication shall be made in writing and addressed as the case may be to the principal offices of the Company and the principal residence of the Executive. Each party shall notify the other of a change of address of the principal office and principal residence.

     14. Facility of Payment. If any installment or payment is required to be made by the Company under this Agreement to any person under a legal disability at the time, then the Company may, in its sole discretion, make the payment in any of the following ways:

          A.     Directly  to  the  person.

          B.     To  the  legal  representative  of  the  person.

          C. To some near relative of the person, said payment to be used for the latter's benefit.

          D. Directly for the payment of expenses relating to the health, maintenance, support and education of the person.

     Any such payment by the Company shall be a discharge of the obligation to make said payment. The Company shall not be liable for making the payment to any of the parties enumerated above.

     15. Arbitration. In the event of any dispute arising between the parties to this Agreement, the parties agree that such controversy shall be settled exclusively by arbitration in Burlington, Vermont, in accordance with the rules of the American Arbitration Association. Judgment may be entered on the arbitrator's award in any court having jurisdiction. In the event that the Executive prevails and is awarded benefits or money damages by the arbitrator, such benefits or damages shall be equal to one hundred twenty-five (125%) of the benefits or damages otherwise due under this Agreement; however, if the arbitrator finds that the Company acted in good faith, such benefits or damages shall only be equal to one hundred percent (100%) of the amount due under this Plan.

     16. Attorney's Fees. The Company shall pay the Executive or his beneficiaries all costs and expenses, including reasonable attorney's fees and arbitration costs, incurred by them in reasonably exercising any of their rights hereunder, or in enforcing any terms, conditions, or provisions hereof.

     17. State Law. This Agreement shall be construed under the laws applicable to agreements made entirely within the State of Vermont.

     18. Revocability. This Agreement may be revoked or amended in whole or part only by writing signed by both parties hereto (except as set forth in Paragraph 19 below).
     19. Amendment. Notwithstanding any other provision of this Agreement, in the event of a substantial change in the federal income tax laws affecting the economic viability of this Plan, the Board of Directors may amend the Plan by freezing the Executive's salary level for purposes of this Plan at the level as of date of the amendment, provided, however, that this right to amend shall terminate upon a change in control of the Company as "change in control" is defined in a certain Letter Agreement between the Executive and the Company dated December 6, 1998 that concerns such an event.

     20. Whole Agreement. This writing contains the whole Agreement, with no other understandings or provisions other than what is contained herein.

ACKNOWLEDGMENT  OF  ARBITRATION

     The parties hereto understand that this Agreement contains an Agreement to arbitrate. After signing this document, the parties understand that they will not be able to bring a lawsuit concerning any dispute that may arise which is covered by the arbitration agreement, unless it involves a question of constitutional or civil rights. Instead, the parties agree to submit any such dispute to an impartial arbitrator.
     EXECUTED  this  31st  day  of  August,  1999.
IN  THE  PRESENCE  OF:


__/s/  Sharon  A.  Lucia         _____/s/  Christopher  L.  Dutton___________
  ----------------------              ----------------------------
 (as  to  both)                              Executive


__/s/  Sharon  A.  Lucia          GREEN  MOUNTAIN  POWER  CORPORATION
  ----------------------
(as  to  both)


                                By:  _____/s/  Thomas  P.  Salmon___________
                                          -----------------------
                                         Duly  Authorized  Agent

                          SUPPLEMENTAL RETIREMENT PLAN

                                SUMMARY SCHEDULE
                                ----------------


1.    Name  of  Executive:              Christopher  L.  Dutton

2.    Address:                        16  Heritage  Lane
                                      Shelburne,  Vermont  05482

3.    Date  of  Agreement:              December  29,  1997

4.    Monthly  Retirement  Benefit:     44%  of  the Executive's Salary from the
                                      Company for the calendar year before termination of employment divided by 12.

5.    Beneficiaries:                  To  my  wife,  Ann  B.  Dutton,  or in the
                                      event  there  are  no  surviving
                                      beneficiaries, then the benefit shall be paid to the Executive's estate.

6.    Retirement  Date:                12/01/2013

Dated  at  South  Burlington,  Vermont,  this  29th  day  of  December,  1997.


WITNESS:


__/s/  Kimberly  L.  Johnson     _____/s/  Christopher  L.  Dutton____________
  --------------------------          ----------------------------
(as  to  both)                                Christopher  L.  Dutton


                                    GREEN  MOUNTAIN  POWER  CORPORATION


__/s/  Marilyn  M.  Mayo        _____/s/  Thomas  P.  Salmon___________
  ----------------------             -----------------------
 (as  to  both)                         Thomas  P.  Salmon,  Chairman